As filed with the U.S. Securities and Exchange Commission on June 5, 2025.

Registration No. 333-285075

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Blue Water Acquisition Corp. III
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	33-2301550
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15 E. Putnam Avenue

Suite 363

Greenwich, CT 06830

(203) 489-2110
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph Hernandez

15 E. Putnam Avenue

Suite 363

Greenwich, CT 06830

(203) 489-2110
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Andrei Sirabionian, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000	Stephen P. Alicanti, Esq. DLA Piper LLP (US) 1251 Avenue of the Americas New York, NY 10020 (212) 335-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Blue Water Acquisition Corp. III is filing this Amendment No. 3 to its Registration Statement on Form S-1 (File No. 333-285075) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has been omitted.

Part II

Information not required in prospectus

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Index

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1.1*	Memorandum of Association.
3.1.2*	Articles of Association.
3.2*	Form of Amended and Restated Memorandum and Articles of Association.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Ordinary Share Certificate.
4.3*	Specimen Warrant Certificate.
4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Loeb & Loeb LLP.
5.2**	Opinion of Forbes Hare, Cayman Islands counsel to the Registrant.
10.1*	Form of Letter Agreement among the Registrant, Blue Water Acquisition III LLC and each of the officers and directors of the Registrant.
10.2*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3*	Form of Registration Rights Agreement among the Registrant, Blue Water Acquisition III LLC and the holders signatory thereto.
10.4*	Form of Private Placement Units Purchase Agreement between the Registrant and Blue Water Acquisition III LLC.
10.5*	Form of Private Placement Units Purchase Agreement between the Registrant and BTIG, LLC
10.6*	Form of Indemnity Agreement.
10.7*	Form of Administrative Services Agreement.
10.8*	Promissory Note issued to Blue Water Acquisition III LLC.
10.9*	Securities Subscription Agreement between Blue Water Acquisition III LLC and the Registrant.
14.1*	Form of Code of Conduct.
23.1*	Consent of Elliott Davis, PLLC.
23.2*	Consent of Loeb & Loeb LLP (included on Exhibit 5.1).
23.3**	Consent of Forbes Hare (included on Exhibit 5.2).
24.1*	Power of Attorney (included on the signature page of the initial filing).
99.1*	Form of Audit Committee Charter.
99.2*	Form of Compensation Committee Charter.
99.3*	Consent of Timothy N. Coulson to be named as director nominee.
99.4*	Consent of Trevor L. Hawkins to be named as director nominee.
99.5*	Consent of Ish S. Dugal to be named as director nominee
99.6*	Consent of Laurent D. Hermouet to be named as director nominee
107*	Filing Fee Table.

*	Previously filed.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 5th day of June, 2025.

Blue Water Acquisition Corp. III

By:	/s/ Joseph Hernandez
Name:	Joseph Hernandez
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Joseph Hernandez	Chief Executive Officer and Director	June 5, 2025
Joseph Hernandez	(principal executive officer)

/s/ Martha F. Ross	Chief Financial Officer	June 5, 2025
Martha F. Ross	(principal financial and accounting officer)